JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.15 par value, of NAL Financial Group Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: July 7, 1997                   CONSECO, INC.



                                       By:/s/ NGAIRE E. CUNEO
                                          ----------------------------
                                          Ngaire E. Cuneo,
                                          Executive Vice President


                                       CONSECO PRIVATE CAPITAL GROUP, INC.



                                       By:/s/ NGAIRE E. CUNEO
                                          ----------------------------
                                          Ngaire E. Cuneo,
                                          President


                                       BENEFICIAL STANDARD LIFE INSURANCE
                                                COMPANY



                                       By:/s/ROLLIN M. DICK
                                          ----------------------------
                                          Rollin M. Dick,
                                          Executive Vice President


                                       GREAT AMERICAN RESERVE INSURANCE
                                                COMPANY



                                       By:/s/ROLLIN M. DICK
                                          ----------------------------
                                          Rollin M. Dick,
                                          Executive Vice President





G:\LEGAL\FORM-13D\JOINT-AG.NAL